Exhibit 23.1

KPMG LLP	Telephone	(604) 691-3000
Chartered Accountants	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada

Ritchie Bros. Auctioneers Incorporated

9500 Glenlyon Parkway

Burnaby BC V5J OC6

We consent to the use of our reports dated February 22, 2013, with respect to the consolidated financial statements as at December 31, 2012 and for the year then ended and the effectiveness of internal control over financial reporting as of December 31, 2012, incorporated by reference in the Registration Statement (Form S-8) pertaining to the Ritchie Bros. Auctioneers Incorporated Amended and Restated Stock Option Plan, which reports appear in Ritchie Bros. Auctioneers Incorporated’s December 31, 2012 Annual Report on Form 40-F and Form 6-K dated March 21, 2013.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada

May 3, 2013

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.